Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

 We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated February 20, 1998, appearing on page F-1 of the The Warnaco Group, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1998. We also consent to the incorporation by reference on the Financial Statement Schedule, which appears on page S-1 of such Annual Report on Form 10-K.



 PRICE WATERHOUSE LLP
 New York, New York
 April 23, 1998